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                                    Exhibit 3

                            Form of Joint Instruction


                                                       Date: ___________________

David B. Pudlin, Esquire
President
Hangley Aronchick Segal & Pudlin,
One Logan Square -- 27th Floor
Philadelphia, PA 19109

Ladies and Gentlemen:

         Pursuant to Section 4(a) of that certain Escrow Agreement, dated March 2, 2001, by and among Westvaco Brand Security, Inc., a Delaware corporation (the "Licensee"), Nocopi Technologies, Inc., a Maryland corporation (the "Licensor") and the law firm of Hangley Aronchick Segal & Pudlin, a professional corporation ("HAS&P"), the Licensee and the Licensor hereby jointly notify you that the Escrow Materials shall be disposed of as follows:

         [insert agreed upon instructions for delivery]

         This joint instruction may be executed in counterparts.

                                   Sincerely,

                                   WESTVACO BRAND SECURITY, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   NOCOPI TECHNOLOGIES, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title: